UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D. C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED):
June 6, 2008

RESPONSE GENETICS, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-33509	11-3525548
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS employer identification no.)

1640 Marengo St., 6th Floor
Los Angeles, California 90033
(323) 224-3900
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 8.01. Other Events.

As part of her annual compensation for the fiscal year ended December 31, 2007, Kathleen Danenberg, Response Genetics, Inc.’s President and Chief Executive Officer, was granted a reimbursement of clothing expenses in an amount of $86,622.

Ms. Danenberg's one time expenses were approved while the Company was still private and is appropriately disclosed in the Company's 10-KSB for the period ended December 31, 2007, and proxy statement for the annual meeting to be held on June 17, 2008, filed with Securities and Exchange Commission. Since Ms. Danenberg wants the focus to be on the Company's development of cancer diagnostic tests -- the reason for Response Genetics' existence -- she has voluntarily paid back the entire amount, although she would have been authorized to keep it.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RESPONSE GENETICS, INC.

Dated: June 9, 2008	By:	/s/ Kathleen Danenberg
Kathleen Danenberg President & Chief Executive Officer